[COLONIAL BANKSHARES, INC. LOGO OMITTED]


                                                           FOR IMMEDIATE RELEASE
                                                  Contact: Mr. Edward J. Geletka
                                                               President and CEO
                                                                  (856) 451-5800



                            COLONIAL BANKSHARES, INC.
                ANNOUNCES COMPLETION OF STOCK REPURCHASE PROGRAM


     Bridgeton, New Jersey, November 28, 2006 - Colonial Bankshares, Inc. (NASDAQ: COBK) (the "Company") the mid-tier stock holding company for Colonial Bank, FSB (the "Bank") announced the completion of a stock repurchase program that was authorized on October 19, 2006. The Company repurchased 88,625 shares, or 4.3% of the Company's outstanding shares, at an average price of $13.42 per share.

     Colonial Bankshares, Inc. is the mid-tier stock holding company for Colonial Bank, FSB. Colonial Bank, FSB is a federally chartered savings bank which was originally chartered in 1913. Colonial Bank conducts business from its headquarters and main office in Bridgeton, New Jersey as well as five offices located in Cumberland and Gloucester Counties in Southern New Jersey along with a Delaware subsidiary, CB Delaware Investments, Inc.